UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

RECRUITER.COM GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Waugh Dr. Suite 300
Houston, Texas 77007
(Address of principal executive offices, including zip code)

(855) 931-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference. The Shares (as defined below) are not registered under the Securities Act of 1933, as amended (the “Securities Act”) but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The Shares are exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction manner of the issuance, and number of securities issued. The Company did not undertake an offering or issuance in which it issued a high number of securities to a high number of persons. In addition, neither Mr. Pemberton nor Mr. Heath had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since he agreed to, and received, securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Recruiter.com Group, Inc. (the “Company”) elected both Steve Pemberton and Robert Heath as directors of the Company. The terms of the appointments of Mr. Heath and Mr. Pemberton were approved by the Board on December 21, 2020 and March 25, 2021, respectively. The Board determined that both Mr. Heath and Mr. Pemberton are each “independent” directors pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules.

In consideration of Mr. Pemberton’s agreement to join the Board, Mr. Pemberton entered into a Director Agreement (the “Pemberton Agreement”) and shall receive an annual cash stipend of $20,000, payable in equal quarterly installments of $5,000. In addition, Mr. Pemberton shall receive a grant of 50,000 options to purchase the Company’s common stock, par value $0.001 (“Common Stock”) with an exercise price of $3.25 and which shall vest in equal amounts over a period of three years from the Effective Date, as shall be determined by the Board, subject to his continued service on the Board through such vesting date (the “Pemberton Shares”). Upon the occurrence of a Change in Control (as defined in the Company’s 2017 Equity Incentive Plan), any un-vested options shall vest immediately, provided Mr. Pemberton serves on the Board as of the date of such Change in Control. The Pemberton Shares will be issued under the Company’s 2017 Equity Incentive Plan (the “Plan”).

In consideration of Mr. Heath’s agreement to join the Board, Mr. Heath entered into a Director Agreement (the “Heath Agreement”) and shall receive an annual cash stipend of $20,000, payable in equal quarterly installments of $5,000. In addition, Mr. Heath shall receive a grant of 50,000 options to purchase Common Stock, with an exercise price of $2.70 and which shall vest in equal amounts over a period of three years from the Effective Date, as shall be determined by the Board, subject to his continued service on the Board through such vesting date (the “Heath Shares,” and together with the Pemberton Shares, the “Shares”). Upon the occurrence of a Change in Control, any un-vested options shall vest immediately, provided Mr. Heath serves on the Board as of the date of such Change in Control. The Heath Shares will be issued under the Plan.

There is no arrangement or understanding between either Mr. Pemberton or Mr. Heath and any other persons pursuant to which either Mr. Pemberton or Mr. Heath was elected as a director of the Company. There are no family relationships between either Mr. Pemberton or Mr. Heath and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which either Mr. Pemberton or Mr. Heath has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing provides only brief descriptions of the material terms of the Pemberton Agreement and the Heath Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the forms of the Pemberton Agreement and the Heath Agreement filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Directors Agreement, dated February 12, 2021, between Recruiter.com Group, Inc. and Steve Pemberton
10.2	Directors Agreement, dated December 10, 2020, between Recruiter.com Group, Inc. and Robert Heath

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECRUITER.COM GROUP, INC.

Dated: April 1, 2021	By:	/s/ Evan Sohn
Evan Sohn Chief Executive Officer